         AGREEMENT, dated as of October 9, 2003 among Milestone Scientific Inc. (the "Company"), a Delaware corporation with its principal place of business at Livingston Corporate Park, 220 South Orange Avenue, Livingston, New Jersey, on the one hand and Leonard Osser ("Osser"), an individual having an address at 101 John Dietz Road, Callicoon Center, New York 12724 and K. Tucker Andersen ("Andersen" and together with Osser, the "Creditors"), an individual with an address at c/o Cumberland Partners, 1114 Avenue of the Americas, New York, New York 10036.

                              W I T N E S S E T H:

         WHEREAS, Osser is the chief executive officer as well as a principal shareholder of the Company; and

         WHEREAS, Schedule A-1 annexed hereto sets forth in detail the amounts owed by the Company to Osser as deferred compensation and for money borrowed (the "Osser Indebtedness"); and

         WHEREAS, Andersen is a principal shareholder of the Company; and

         WHEREAS, Schedule A-2 annexed hereto sets forth in detail the amounts owed by the Company to Andersen for money borrowed (the "Andersen
Indebtedness"): and

         WHEREAS, the Company has entered into a Letter of Intent, dated September 23, 2003, with Paulson Investment Company, Inc. ("Paulson"), pursuant to which Paulson has agreed to act as underwriter in connection with a registered public offering to be undertaken by the Company (the "Public Offering"); and

         WHEREAS, the Company has reached an agreement in principal with certain investors (the "Investors") who will lend $400,000 to the Company before it files a registration statement with the United States Securities and Exchange Commission (the "SEC") covering the securities to be sold in the Public Offering.

         NOW, THEREFORE, in consideration of the premises set forth above and the agreements, covenants, representations and warranties set forth below and for other good and valuable consideration, the sufficiency of which is hereby acknowledge, the parties hereto hereby agree as follows:

         1. Satisfaction of Debt.

          (a) On the Satisfaction Date (as defined below), the Company shall transfer to Andersen the following:

               (i) cash in an amount equal to 40% of the accrued interest (through the Satisfaction Date) on the Andersen Indebtedness; and

               (ii) securities (as more particularly described below in paragraph (c) of this Section 1) of the Company having a value equal to the equal to the sum of (x) the principal amount of the Andersen Indebtedness and (y) 60% of the accrued interest (through the Satisfaction Date) on the Andersen Indebtedness.

          (b) On the Satisfaction Date, the Company shall transfer to Osser the following:

               (i) cash in an amount equal to 40% of the sum of the (x) deferred compensation portion of the Osser Indebtedness (as set forth on Schedule A-1) and (y) accrued interest (through the Satisfaction Date) on the Osser Indebtedness; and

               (ii) securities (as more particularly described below in paragraph (c) of this Section 1) of the Company having a value equal to the equal to the sum of (x) the principal amount of the Osser Indebtedness and (y) 60% of the accrued interest (through the Satisfaction Date) on the Osser Indebtedness and (z) 60% of the deferred compensation portion of the Osser Indebtedness.

          (c) The securities of the Company to be issued to Andersen and Osser pursuant to paragraphs (a)(ii) and (b)(ii), respectively, of this Section 1 shall be identical in all material respects to the securities sold by the Company in the Public Offering. For purposes of calculating the value of such securities, they shall be deemed to have a value equal to the public offering price as set forth in the final prospectus, filed under Rule 424(b) promulgated by the SEC under the Securities Act of 1933, as amended (the "Act") in connection with the Public Offering (the "Final Prospectus").

          (d) The Satisfaction Date shall be the date that is the later of (i) the effective date of the Public Offering (i.e., the date of the Final Prospectus) and (ii) January 2, 2004.

         2. REPRESENTATIONS AND WARRANTIES OF THE CREDITORS. Each Creditor, solely for himself and not with respect to the other Creditor, represents and warrants to the Company that:

          (a) INVESTMENT PURPOSE. He is acquiring the securities described in
Section 1 hereof and any and all other securities of the Company underlying or covered by such securities and any securities issuable upon exercise of any rights to purchase or to convert such securities or any securities underlying such securities (collectively, the "Securities") for his own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Act; provided, however, that by making the representations herein, subject to any agreement to the contrary contemplated hereby, he does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Act.

          (b) ACCREDITED INVESTOR STATUS. He is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

          (c) RELIANCE ON EXEMPTIONS. He understands that the Securities are being issued to him in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and his compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and his eligibility to acquire the Securities.

          (d) INFORMATION. He, or his advisors, if any, has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that he has or they have requested. He, or his advisors, if any, has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by him or any of his advisors shall modify, amend or affect his right to rely on the Company's representations and warranties contained in Section 3 below. He understands that his investment in the Securities involves a significant degree of risk.

          (e) GOVERNMENTAL REVIEW. He understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

          (f) TRANSFER OR RE-SALE. He understands that (i) except as set forth in Section 4(b) below, the sale or re-sale of the Securities has not been is not and will not being registered under the Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Act, (b) he has delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Act (or a successor rule) ("Rule 144")) who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder; and (iii) other than as set forth in Section 4(b) below), neither the Company nor any other person is under any obligation to register such Securities under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          (g) LEGENDS. He understands that, until such time as the Securities have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates evidencing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Act, including pursuant to the provisions of Rule 144 and such sale or transfer is effected. The Creditor agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. This paragraph (g) shall apply separately with respect to each security included in the definition of Securities.

          (h) AUTHORIZATION; ENFORCEMENT. This Agreement has been duly executed and delivered by or on behalf of the Creditor, and constitutes, and upon execution and delivery by the Creditor will constitute, a valid and binding agreement of the Creditor enforceable in accordance with its terms.

          (i) RESIDENCY. He is a resident of New York State.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Creditors that:

          (a) ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

          (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform and to consummate the transactions contemplated hereby and to issue the Securities, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of the Securities) have been duly authorized by the Company's board of directors (the "Board") and no further consent or authorization of the Company, the Board, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon its execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (c) ISSUANCE OF SHARES. Any shares of the Company's common stock, par value $ .001 per share (the "Common Stock") issuable upon the exercise of any rights set forth in any of the Securities are (or shall be as of the Satisfaction Date) duly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Securities to which they relate will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

          (d) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Creditors owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity where such violation would have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the American Stock Exchange.

          (e) ACKNOWLEDGMENT REGARDING SECURITIES. The Company acknowledges and agrees that each Creditor is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that neither Creditor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by a Creditor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to his acquisition of the Securities. The Company further represents to the Creditors that its decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

         4. COVENANTS.

          (a) FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Creditors promptly after such filing. The Company shall, on or before the Satisfaction Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Creditors pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Creditor on or prior to the Satisfaction Date.

          (b) REGISTRATION RIGHTS. The Company will use its commercially reasonable best efforts to file with the SEC a registration statement covering the resale of the Common Stock included in the Securities within 30 days of the effective date (as described in Section 1(d)) of the Public Offering and to cause such registration statement to be effective as promptly as possible thereafter. The Creditors hereby covenant and agree to provide the Company with such information as the Company shall need about the Creditors and their proposed plan of distribution in order to file such resale registration statement.

          (c) RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Securities. The Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(c), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

          (d) LOCK-UP AGREEMENT. Each Creditor agrees that he will execute a lock-up agreement with Paulson (the "Paulson Lock-Up Agreement") for a period not to exceed one hundred and eighty (180) days from the effective date (as described in Section 1(d)) of the Public Offering; provided, however, in no event shall the Paulson Lock-Up Agreement be more restrictive than that offered to any of the Company's officers, directors or holders of five percent (5%) or more of the outstanding shares of the Company's Common Stock. In addition, if Paulson consents to any less restrictive modification or waiver of the terms of any such agreement with one or more of the Company's officers, directors or holders of five percent (5%) or more of the outstanding shares of the Company's Common Stock, then the Paulson Lock-Up Agreement shall be similarly modified or waived.

          (e) INTERCREDITOR AGREEMENT. Each Creditor agrees that, upon request, he shall execute and deliver an agreement with the Investors, pursuant to which the Creditors shall agree that (a) notwithstanding the order in which any UCC financing statements would have filed, the lien to be given to the Investors to secure their loan to the Company shall be senior and superior to the lien granted to the Creditors to secure their respective indebtedness, (b) so long as the loan from the Investors remains outstanding, the Creditors will not accept any payments from the Company with respect to the Osser Indebtedness or the Andersen Indebtedness, (c) the Creditors will not commence any action to collect their debt or enforce their security interest until the Investors have been in full and (d) such other terms and conditions as may be customary in agreements of this type among creditors.

         5. GOVERNING LAW; MISCELLANEOUS.

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PARTIES HERETO IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THEY FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT A PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY THAT DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

          (b) COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (c) HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

          (d) SEVERABILITY. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          (f) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

                  Milestone Scientific Inc.
                  Livingston Corporate Park
                  220 South Orange Avenue
                  Livingston, New Jersey 07039
                  Attention: Chief Financial Officer
                  Telephone: 973-535-2717
                  Facsimile: 973-535-2829

         With copy to:

                  Morse, Zelnick, Rose & Lander, LLP
                  405 Park Avenue, Suite 1401
                  New York, New York 10022
                  Attention:  Stephen A. Zelnick, Esq.
                  Telephone:  212-838-8040
                  Facsimile:  212-838-9190

         If to the Creditors:

                  Mr. K. Tucker Andersen
                  c/o Cumberland Partners
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Telephone:  212-536-9703
                  Facsimile:  212-575-2007

                  Mr. Leonard Osser
                  101 John Dietz Road
                  Callicoon Center, New York 12724
                  Telephone:  845-482-3792
                  Facsimile:  212-717-5684

Each party shall provide notice to the other party of any change in address.

          (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as may otherwise be permitted by Section 2(f) hereof, no party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

          (h) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any other person enforce any provision hereof.

          (i) SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth herein shall survive until the Satisfaction Date.

          (j) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                               MILESTONE SCIENTIFIC INC.


                                               By: /s/ Thomas M. Stuckey
                                                   ---------------------
                                                   Thomas M. Stuckey
                                                   Chief Financial Officer



                                               /s/ K. TUCKER ANDERSEN
                                               ----------------------
                                               K. TUCKER ANDERSEN




                                               LEONARD OSSER
                                               -------------
                                               LEONARD OSSER












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